UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2004


                              110 MEDIA GROUP, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                        0-29462                  13-412764
--------------------------------------------------------------------------------
(State of Incorporation)        (Commission File Number)       (IRS Employer
                                                             Identification No.)


                         95 Broadhollow Road, Suite 101
                            Melville, New York 11747
                    (Address of Principal Executive Offices)


                                 (631) 385-0007
              (Registrant's telephone number, including area code)


                                       N/A
          (former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On October 5, 2004 the Company entered into an employment agreement (the "Agreement") with Mark Figula. The term of the Agreement is for three (3) years commensurate on October 1, 2004. Mr. Figula will serve as the Company's Vice President of Business Development.

During the term of the Agreement, the Company shall pay Mr. Figula an annual salary of One Hundred Fifty Thousand Dollars ($150,000.00). Mr. Figula shall also be entitled to a quarterly bonus equal to 10% of the Company's net operating income for any fiscal quarter. Such bonus shall be increased to 15% in the event the Company achieves net quarterly operating income in excess of $250,000 for any fiscal quarter.

Pursuant to the Agreement, the Company issued to Mr. Figula Two Million Five Hundred Thousand (2,500,000) shares of its common stock. The shares are subject to cancellation based on the following schedule in the event the Agreement is terminated by (i) Mr. Figula voluntarily and without cause; (ii) mutual agreement between Mr. Figula and the Company, or (iii) by the Company for cause (as defined in the Agreement).

Shares subject to cancellation:

During first 6 months:                 1,875,000
From 6 months to 12 months:            1,250,000
From 12 months to 18 months:             625,000

In addition, the shares of common stock issued to Mr. Figula have "piggy-back" registration rights.

Item 5.01  Appointment of Principal Officer

On October 5, 2004, the Company hired Mark Figula as its Vice President of Business Development.

Mr. Figula established Tiarra Corp. in 1996. Tiarra Corp. has been engaged as an independent consultant to various Internet and computer-related businesses. During this time, Mr. Figula has managed diverse teams of website designers, programmers, marketing specialists and system architects to develop new Internet ventures as well as to improve existing Internet related businesses.

Mr. Figula has been featured in the New York Times, the San Francisco Chronicle, Wall Street Journal, Business 2.0 and Wired. Mr. Figula also gives seminars on Internet development and has published an e-book entitled "How to Win at the Paysite Game."

Item 8.01  Other Events

On October 12, 2004, the Company issued a press release concerning the hiring of Mark Figula as its Vice President of Business Development. A copy of the press release issued by the Company concerning the foregoing is furnished herewith as
Exhibit 99.1 and is incorporated by reference.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01  Financial Statements and Exhibits

(c)   Exhibits.

      99.1 Press Release dated October 12, 2004 issued by the Company regarding the hiring of Mark Figula.

      99.2 Employment Agreement dated October 5, 2004 between the Company and Mark Figula.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        110 MEDIA GROUP, INC.



                                        By: /s/ Raymond Barton
                                           -----------------------------------
                                           Raymond Barton, CEO

Date: October 12, 2004